EXHIBIT 99.2


          STATEMENT UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the filing of the annual report of TVI Corporation (the "Company") on Form 10-KSB for the year ended December 31, 2002 (the "Report"), the undersigned officer of the Company hereby certify that, as of the date of this statement:


     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sabarnes-Oxley Act of 2002. This statement is not "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Act or any other federal or state law or regulation.


Date:  March 28, 2003                              /s/ THOMAS K. PLUNKETT
                                                   -----------------------------
                                                       Thomas K. Plunkett,
                                                       Vice President Finance
                                                       & Treasurer


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